SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 19, 2003
(Date of earliest event reported)

BEI Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22799	94-3274498

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Post Street, Suite 2500, San Francisco, California		94104

(Address of principal executive offices)		(Zip Code)

(415) 956-4477

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

     In its Form 10-Q Quarterly Reports with respect to each of the first three quarters of its fiscal year ending September 27, 2003, Registrant disclosed that it was incurring substantial legal fees in connection with a patent infringement action it filed against one of its competitors. The parties to that litigation have entered into a Settlement Agreement, pursuant to which a dismissal with prejudice has been filed in the United States District Court in the Eastern District of Michigan. Under the terms of the Settlement Agreement, Registrant (i) received a one time, seven figure payment that is subject to foreign tax withholding and from which Registrant will pay a royalty to the licensor of one of the patents and attorneys’ fees, and (ii) granted non-assertion rights to the defendant and its affiliates with respect to three patents utilized by Registrant in connection with its quartz angular rate sensor. One of those patents is Registrant’s “663” patent, which is scheduled to expire in March 2004; the other two are supplementary patents associated with signal processing. The Settlement Agreement also contains provisions intended to protect Registrant’s relationships in the United States under its current contracts with two major customers to provide quartz angular rate sensors for use in a braking application until the earlier of (i) expiration of the applicable patents and the respective contracts, or (ii) June 30, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2003	BEI Technologies, Inc.

	By	/s/ Robert R. Corr

Robert R. Corr
Treasurer, Controller and Secretary